Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Wilson Greatbatch Technologies, Inc. on Form S-8 of our report dated January 24, 2001, appearing in the Annual Report on Form 10-K of Wilson Greatbatch Technologies, Inc. for the year ended December 29, 2000.

/s/ DELOITTE & TOUCHE LLP

Buffalo, New York
May 21, 2001